UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Spirit Airlines, Inc.

(Name of Registrant as Specified In Its Charter)

JetBlue Airways Corporation

Sundown Acquisition Corp.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25 (b) per Exchange Act Rules 14a-6 (i) (1) and 0-11

Filed by JetBlue Airways Corporation

Pursuant to Schedule 14A under the

Securities Exchange Act of 1934, as amended

Subject Company: Spirit Airlines, Inc.

Commission File No.: 001-35186

Date: May 31, 2022

This Schedule 14A filing consists of communications from JetBlue Airways Corporation (“JetBlue”) in connection with the special meeting of stockholders of Spirit Airlines, Inc. (“Spirit”) to be held on June 10, 2022, subject to any adjournment or postponement thereof.

The following posts were posted by JetBlue on May 31, 2022, on LinkedIn, Twitter, Facebook and Instagram:

JetBlue Offers More
@JBLUOffersMore

JetBlue offers Spirit shareholders a superior all-cash offer of $30 per share (or $33 per share, as well as a $200 million reverse breakup fee and strong asset divestiture commitments, assuming a consensual deal). Vote AGAINST the Frontier transaction. Link here to learn more:

JetBlue Offers Superior Value to Spirit Shareholders *in any Scenario*

jetBlue

JetBlue's Offer is also Fully Financed

	Transaction does not close	Transaction closes	Short-term trading
Frontier Transaction	~$16[1]	~$20[2]	~$18[4]
JetBlue Transaction	~$18[1] $1.83/share RBF	$30[2] up to $33[3]	~$23[5] up to ~$25[5]

A vote AGAINST the Frontier Transaction → Spirit stock trades UP to ~$23, with further upside

A vote FOR the Frontier Transaction → Spirit stock trades DOWN to ~$17

jetblueoffersmore.com

JetBlue Offers Clearly Superior Value and More Certainty

JetBlue Offers More JB LU Offers More Get in the Spirit—for better shareholder value, and a stronger low-fare challenger to the Big Four airlines, vote AGAINST the Frontier transaction. JetBlue’s all cash, fully financed offer means more certainty for Spirit shareholders (NYSE: SAVE). Link here for more: JetBlue’s All-Cash Superior jetBlue Proposal Offers Greater Value jetblueoffersmore.com JetBlue Offers Spirit Shareholders Better Value, More Certainty

JetBlue Offers More JB LU Offers More SAVE your investment: a JetBlue-Spirit combination would deliver more value and more certainty to investors, and more low fares and great service to the industry. Vote AGAINST the Frontier proposal on the BLUE proxy card today. To learn more, click here: JetBlue’s Proposal Provides Greater Value jetBlue and Certainty for Spirit Shareholders JetBlue’s Superior Otter Frontier’s inferior Oder jetblueoffersmore.com SAVE Your Investment: JetBlue Offers Spirit MORE

JetBlue Offers More jbLU Offers More Why does Spirit’s Board back a clearly inferior offer by I Frontier? Because of clear conflicts of interest with I multiple directors appointed by Bill Franke’s Indigo I Partners, which owned Spirit until 2013 and is Frontier’s controlling shareholder. Learn more: jetBlue Spirit’s history with Frontier and Indigo Partners led directly to a transaction that does not maximize shareholder value. jetblueoffersmore.com JetBlue: Why Does Spirit’s Board Back Clearly Inferior Frontier Offer?

JetBlue Offers MoreJBLU Offers More We’re confident that JetBlue’s superior all-cash proposal for Spirit will receive regulatory approval—our proposed combination with Spirit has a similar regulatory profile to a Frontier-Spirit transaction. Vote AGAINST the Frontier proposal. Learn more here: JetBlue Confident jetBlue in Regulatory Approval jetblueoffersmore.com JetBlue Confident in Regulatory Approval for Combination with Spirit

JetBlue Offers More
@JBLUOffersMore

For 20+ years, JetBlue's value proposition has meant customers don't have to choose between low fares and great service. Together, JetBlue-Spirit will bring more opportunities for crewmembers and communities—and greater value for Spirit shareholders. Learn more here:


JetBlue Offers You More...
jetBlue
More value and more certainty for Spirit shareholders
• More value NOW
• More value at CLOSING
More competition for the Big Four airlines
More of the great experience and low fares only JetBlue can offer customers nationwide – a prospect, coupled with the ease of ultra-low-cost carriers expanding and repositioning, that we are confident will result in regulatory approval
...and more opportunities for crew members and communities
In contrast, Frontier offers significantly less value, no divestiture commitments and no reverse break-up fee despite its similar regulatory profile.

jetblueoffersmore.com
JetBlue-Spirit: More Value for Customers, Communities, Shareholders

JetBlue Offers More
@JBLUOffersMore

JetBlue's entry into new routes prompts fare cuts by legacy airlines—3x bigger than those sparked by ULCCs. The "JetBlue Effect," with proposed divestitures and other ULCCs expanding, make us highly confident in receiving regulatory approval for a JetBlue-Spirit deal. Link here:

Metro Competitive — % Spirit Overlap with JetBlue, Frontier

jetBlue

	2019			2021			2021 (ex. Northeast Alliance)		
Airline	Flights	Seats	ASMs	Flights	Seats	ASMs	Flights	Seats	ASMs
Spirit vs. JetBlue	31%	31%	31%	27%	28%	29%	16%	16%	13%
Spirit vs. Frontier	45%	45%	46%	62%	64%	62%	62%	64%	62%

jetblueoffersmore.com
'JetBlue Effect' Supports High Confidence in JetBlue-Spirit Approvals

JetBlue Offers More
@JBLUOffersMore

We smell a red herring—a fallacy that diverts attention from the real issue. Fact: JetBlue's pro-competitive Northeast Alliance expands lower fares and quality service to new markets. The alliance won't affect a JetBlue-Spirit combination. Link here for more information:


Spirit's Focus on the Northeast Alliance is a Red Herring
jetBlue
False Claim: The Northeast Alliance is anticompetitive
Fact: The Northeast Alliance turbocharges JetBlue's ability to compete in the Northeast, already delivering consumer benefits
Stated commitments to grow seats at JFK and LGA by 15% by 2025
Will fly 52 daily flights from LGA in August 2022 made possible by access to 36 AA slots

jetblueoffersmore.com
Sorry, Spirit: Northeast Alliance Won't Affect JetBlue-Spirit Deal

JetBlue Offers More JB LU Offers More To maximize your Spirit investment, vote AGAINST the Frontier transaction at the Spirit special meeting and tender your shares in JetBlue’s tender offer. Link here: Key Takeaways jetBlue for Spirit Shareholders jetblueoffersmore.com Spirit Shareholders: Choose JetBlue & Vote AGAINST Frontier’s proposal

JetBlue Offers More JBLU Offers More H Despite JetBlue’s superior offer, Spirit’s Board has refused to negotiate with us in good faith. Spirit’s history with Frontier and Indigo Partners has led directly to a transaction that doesn’t maximize shareholder value. Vote AGAINST the Frontier transaction. Link here: The Outcome of Strikingly Poor Corporate jetBlue Governance and a Flawed Process H jetblueoffersmore.com Spirit Airlines’ Conflicted Board Fails to Maximize Shareholder Value

Forward Looking Statements

Statements in this Schedule 14A Information Statement contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this Schedule 14A Information Statement, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those listed in our U.S. Securities and Exchange Commission (“SEC”) filings, matters of which we may not be aware, the coronavirus pandemic including new and existing variants, the outbreak of any other disease or similar public health threat that affects travel demand or behavior, the outcome of any discussions between JetBlue Airways Corporation (“JetBlue”) and Spirit Airlines, Inc. (“Spirit”) with respect to a possible transaction, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein, the conditions to the completion of the possible transaction, including the receipt of any required stockholder and regulatory approvals and, in particular, our expectation as to the likelihood of receipt of antitrust approvals, JetBlue’s ability to finance the possible transaction and the indebtedness JetBlue expects to incur in connection with the possible transaction, the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit’s operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the possible transaction. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in JetBlue’s SEC filings, including but not limited to, JetBlue’s 2021 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this Schedule 14A Information Statement might not occur. Our forward-looking statements included in this Schedule 14A Information Statement speak only as of the date the statements were written or recorded. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Important Information and Where to Find It

This Schedule 14A Information Statement is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Spirit or any other securities. JetBlue and its wholly-owned subsidiary, Sundown Acquisition Corp., have commenced a tender offer for all outstanding shares of common stock of Spirit and have filed with the SEC a tender offer statement on Schedule TO (including an Offer to Purchase, a Letter of Transmittal and related documents), as may be amended. These documents contain important information, including the terms and conditions of the tender offer, and stockholders of Spirit are advised to carefully read these documents before making any decision with respect to the tender offer.

Investors and security holders may obtain free copies of these statements and other documents filed with respect to the tender offer at the SEC’s website at https://www.sec.gov. In addition, copies of the tender offer statement and related materials may be obtained for free by directing such requests to the information agent for the tender offer, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers).

JetBlue has filed a definitive proxy statement on Schedule 14A with the SEC (“Definitive Proxy Statement”) and the accompanying BLUE proxy card on May 26, 2022, to be used to solicit proxies in opposition to the proposed business combination between Spirit and Frontier Group Holdings, Inc. (“Frontier”) and the other proposals to be voted on by Spirit stockholders at the special meeting of the stockholders of Spirit to be held on June 10, 2022. This Schedule 14A Information Statement is not a substitute for the Definitive Proxy Statement or any other document JetBlue, Spirit or Frontier may file with the SEC in connection with the proposed transaction.

STOCKHOLDERS OF SPIRIT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ALL PROXY MATERIALS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain a free copy of the Definitive Proxy Statement and other documents filed by JetBlue at the SEC’s web site at https://www.sec.gov or by contacting the information agent for the proxy solicitation, Innisfree M&A Incorporated, at (877) 800-5190 (toll free for stockholders) or (212) 750-5833 (collect for banks and brokers).

Participants in the Solicitation

JetBlue and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Spirit common stock. Additional information regarding the participants in the proxy solicitation is contained in the Definitive Proxy Statement.